EXHIBIT 10.6

                                    EXHIBIT E
            Form of Opinion of Venable, Baetjer, Howard & Civiletti, LLP

1. (1) The Company has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, (2) this Agreement has been and at the Closing the Ancillary Agreements will be (i) duly and validly executed and delivered by the Company and (ii) duly and validly authorized by all necessary corporate action on the part of the Company and (3) assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the Investor, this Agreement constitutes and at the Closing the Ancillary Agreements will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered at law or in equity).